SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934

(Amendment No. ___)

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BLACKHAWK CAPITAL GROUP BDC, INC.
(Name of Registrant As Specified in its Charter)

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BLACKHAWK CAPITAL GROUP BDC, INC.
14 Wall Street, 11th Floor
New York, New York  10005

TO THE STOCKHOLDERS OF BLACKHAWK CAPITAL GROUP BDC, INC.:

Blackhawk Capital Group BDC, Inc., a Delaware corporation (the “Company”), has obtained the written consent of a majority of its stockholders of record as of January 30, 2009 to approve the issuance of 600,000 options (the “Stock Option Grant”) to purchase shares of the Company’s Common Stock to Craig A. Zabala (“Zabala”), Founder, Chairman and President and Chief Executive Officer of the Company, and acting Chief Financial Officer and acting Chief Compliance Officer of the Company, pursuant to the Company's Stock Option Plan.  The Options, which are contained in Zabala’s employment agreement with the Company dated January 30, 2009, previously were approved at a meeting of the Company’s Board of Directors held on January 28, 2009 and by unanimous written consent of its Stock Option Plan Committee dated January 30, 2009. Your consent is not required and is not being solicited in connection with this action.

Pursuant to the Delaware General Corporation Law, you are hereby being provided with notice of the approval by less than unanimous written consent of the Company’s stockholders of the foregoing issuance of the Stock Option Grant.  Pursuant to the Securities Exchange Act of 1934, as amended (“Exchange Act”), you are being furnished an information statement relating to this action with this letter.

Craig A. Zabala
Chairman, President and
Chief Executive Officer

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BLACKHAWK CAPITAL GROUP BDC, INC.
14 Wall Street, 11th Floor
New York, New York  10005

INFORMATION STATEMENT

BACKGROUND

We are furnishing this Information Statement to the stockholders of Blackhawk Capital Group BDC, Inc., a Delaware corporation (the “Company”), in connection with the issuance of 600,000 options (the “Stock Option Grant”) to purchase shares of the Company’s Common Stock to Craig A. Zabala (“Zabala”), Founder, Chairman and President and Chief Executive Officer of the Company, and acting Chief Financial Officer and acting Chief Compliance Officer of the Company, pursuant to the Company's Stock Option Plan (the “Stock Option Plan”).  The Company is registered as a business development company under the Investment Company Act of 1940, as amended (“Investment Company Act”).

The Board of Directors adopted resolutions at a meeting on January 28, 2009 setting forth its approval of Zabala’s employment agreement with the Company (the “Zabala Employment Agreement”), in which the issuance of the Stock Option Grant is contained.  Thereafter, on January 30, 2009, the Stock Option Plan Committee (“Committee”) adopted resolutions by unanimous written consent declaring its approval of the issuance of the Stock Option Grant and calling on the stockholders to approve the issuance of the Stock Option Grant.  As a business development company, stockholder approval of the Stock Option Grant is required by Section 61(a)(3)(B)(i) of the Investment Company Act.  Section 61(a)(3)(B) allows directors, officers and employees of a business development company to acquire warrants, options, and rights to purchase voting securities of a business development company pursuant to an executive compensation plan offered by the business development company, if, among other things, the proposal to issue securities was authorized by the stockholders of the business development company.  Thus, in order to issue the Stock Option Grant, the holders of a majority of the outstanding shares of Common Stock must vote in favor of the issuance of the Stock Option Grant.  The Company's Bylaws, and the Delaware General Corporation Law, permit shareholders to act by written consent rather than at a meeting of the stockholders.  Zabala and The Concorde Group, Inc., a Delaware corporation (“Concorde”) and a significant shareholder of the Company for which Mr. Zabala also serves as Chairman, President and Chief Executive Officer, hold approximately 37.42% of the Company's outstanding Common Stock and have adopted a resolution by written consent of stockholders on January 30, 2009 to approve the issuance of the Stock Option Grant.  In addition, other stockholders owning 15.83% of the Company's outstanding shares of Common Stock have adopted a resolution by written consent of stockholders on January 30, 2009 approving the issuance of the Stock Option Grant.  Therefore, the requirements of the Delaware General Corporation Law and the Company’s Bylaws have been met and no further action by the stockholders is required to approve the issuance of the Stock Option Grant.

In accordance with the regulations of the Securities and Exchange Commission (the “Commission”), the stockholders’ consent will become effective 21 days following the mailing of this Information Statement to the Company's stockholders.

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The approximate date on which this Information Statement is first being sent or provided to stockholders is February 18, 2009.  It is being sent to holders of the Company’s Common Stock as of the close of business on January 30, 2009, the record date.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The Company will pay the entire cost of furnishing this Information Statement. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.  The close of business on January 30, 2009 has been fixed as the record date (the “Record Date”) for the determination of holders of Common Stock of the Company who are entitled to receive this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the  Exchange Act and Regulation 14C and Schedule 14C thereunder.

VOTING SECURITIES

As of January 30, 2009, the Company had 32,467,484 shares of Common Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for stockholder approval.  On January 30, 2009, Zabala and Concorde, owning approximately 37.42% of the shares of Common Stock outstanding, and other stockholders owning approximately 15.83% of the outstanding shares of Common Stock, executed and delivered to the Company written consents approving the issuance of the Stock Option Grant.  Since the issuance of the Stock Option Grant has been approved by the holders of the required majority of Common Stock, no proxies are being solicited with this Information Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of January 30, 2009, based on information obtained from the persons named below, with respect to the beneficial ownership of shares of our Common Stock held by (i) each person known by us to be the owner of more than 5% of our outstanding shares of Common Stock, (ii) each director, (iii) each named executive officer, and (iv) all executive officers and directors as a group:

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Name and Address of Beneficial Owner	Position	Amount of Beneficial Ownership		Percentage of Class

Dr. Craig A. Zabala(2) P.O. Box 360 Greene Street Station New York, New York 10012	President, CEO, Acting Chief Financial Officer and Acting Chief Compliance Officer and Chairman	1,832,500	(1)	5.64%

The Concorde Group, Inc.(3) 14 Wall Street, 11th Floor New York, New York 10005	5% Holder	10,317,681	(3)	31.78%

Robert M. Fujii(4) 1624 Acton Street Berkeley, California 94702	Vice President	500,000		1.54%

Janet Buxman Kurihara(4) 11007 North Cottontail Lane Parker, Colorado 80138	Director	0		0%

Mick Woodwards(4) 4849 Woodruff Avenue Lakewood, California 90713	Director	1,320,269		4.07%

Randy Tejral(4) 6529 Pine Ridge Road Elkhorn, NE 69022	Director	0		0%

Robert Francis(4) 5416 South 161st Street Omaha, NE 69022	Director	0		0%

Doreen McCarthy(5) 426 Broome Street, Fourth Floor New York, NY 10013	5% Holder	2,245,000		6.91%

All Executive Officers, Directors and 5% Holders as a Group (8 Persons)		16,215,450		49.94%

(1)
Excludes 10,317,681 shares of Common Stock held by Concorde of which Dr. Zabala is the controlling shareholder.  Includes 100,000 shares held in Uniform Transfers to Minors accounts for Dr. Zabala’s two nieces.

(2)	Dr. Craig A. Zabala may be deemed to be a control person of Blackhawk as defined in Section 2(a)(1) of the Investment Company Act.
(3)	Dr. Craig A. Zabala is an officer, director and controlling shareholder of Concorde .
(4)	The individual listed is a less than one percent (1%) shareholder of Concorde.

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(5)	An aggregate of 165,000 shares are held in UTMA accounts for Ms. McCarthy’s nieces, nephews and close family friends.

EXECUTIVE COMPENSATION

No compensation was paid or earned by the Company’s executive officers in connection with their services for the year ended December 31, 2008 or any prior fiscal year since the organization of the Company.

COMPENSATION DISCUSSION AND ANALYSIS

The Company does not have compensation programs or policies in place except for the Stock Option Plan adopted and approved by the Company’s Board of Directors and the majority of the Company’s stockholders in December 2008.

STOCK OPTION PLAN

General.  The purpose of the Stock Option Plan is to advance the interests of the Company by providing to directors and officers of the Company and to other key employees of the Company who have substantial responsibility for the direction and management of the Company additional incentives to exert their best efforts on behalf of the Company, to increase their proprietary interest in the success of the Company, to reward outstanding performance and to provide a means to attract and retain persons of outstanding ability to the service of the Company.

Under the Stock Option Plan, options (“Awards”) may be granted from time to time to officers, directors and key employees (“Eligible Persons”), all generally in the Committee's discretion.  The Committee is composed of at least two non-employee directors, which are responsible for administering the Stock Option Plan.  Each Award under the Plan will be evidenced by a separate written agreement which sets forth the terms and conditions of the Award.  There is no maximum number of persons eligible to receive Awards under the Stock Option Plan, nor is there any limit on the amount of Awards that may be granted to any such person, except as described below with respect to incentive stock options.  As a business development company, the Company's Stock Option Plan must be approved by a required majority, as defined in Section 57(o) of the Investment Company, of the Board of Directors on the basis that such issuance is in the best interests of the Company and its stockholders.  Non-employee directors will be eligible to participate in the Plan upon issuance of an order by the Securities and Exchange Commission pursuant to Section 61(a)(3)(B)(i)(II) of the Investment Company Act and then only in accordance with the terms and conditions of such order.

Number of Shares.  The Company has reserved 3,000,000 shares of Common Stock for issuance under the Stock Option Plan, subject to adjustment to protect against dilution in the event of certain changes in our capitalization.  Of such shares, 2,500,000 shall be reserved for incentive stock options.

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Administration.  The Stock Option Plan will be administered by the Committee.  To the extent necessary to comply with Rule 16b-3 under the Exchange Act, the Committee will consist solely of two or more non-employee directors, as that term is defined in Rule 16b-3 under the Exchange Act.  Under the Stock Option Plan, the Committee will have complete authority to determine the persons to whom Awards will be granted from time to time, as well as the terms and conditions of such Awards.  The Committee also will have discretion to interpret the Stock Option Plan and the Awards granted under the Stock Option Plan and to make other determinations necessary or advisable for the administration of the Stock Option Plan.

Stock Option Terms.  The Committee may grant either incentive stock options (for purposes of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”)), or nonqualified stock options under the Stock Option Plan.  Except as described below for incentive stock options, the Committee generally has the discretion to determine the persons to whom stock options will be granted, the numbers of shares subject to such options, the exercise prices of such options, the vesting schedules with respect to such options, the terms of such options, as well as the period, if any, following a participant's termination of service during which such option may be exercised, and the circumstances in which all or a portion of an option may become immediately exercisable or be forfeited.

All rights to exercise options shall terminate three (3) months after any optionee ceases to be an officer, director or a key employee of the Company except as otherwise provided by the Committee in an option agreement, and no options will vest after an optionee's termination date.  If any officer or key employee is terminated by the Company for cause, his or her options shall be forfeited immediately.  Notwithstanding the foregoing, however, where an optionee's service as a director, officer or key employee of the Company terminates as a result of the optionee's death or his total and permanent disability, the optionee or the executors or administrators or legatees or distributees of the estate, as the case may be, shall have the right, from time to time within one year after the optionee's total and permanent disability or death and prior to the expiration of the term of the option, to exercise any portion of the option not previously exercised, in whole or in part, as provided in the respective option agreement.

In the discretion of the Committee, the price due upon exercise of an option may be paid in cash or in shares of our Common Stock valued at their then current fair market value, or a combination of both. Shares delivered in payment of such price may be shares acquired by prior exercises of options or otherwise, in the Committee's discretion.  Also in the discretion of the Committee, a participant may exercise an option as to only a part of the shares covered thereby and then, in an essentially simultaneous transaction, use the shares so acquired in payment of the exercise price for additional option shares.

Holders of options shall have no rights as shareholders unless and until such options are exercised and shares are delivered to such persons in accordance with the Stock Option Plan.

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Incentive Stock Options.  Incentive stock options may be granted only to persons who are employees (including directors who are also employees but excluding non-employee directors).  Generally, incentive stock options must be granted within ten years of the date the Stock Option Plan is adopted, and the term of any incentive stock option may not exceed ten years.  Furthermore, the aggregate fair market value of shares of Common Stock with respect to which any incentive stock options are exercisable for the first time by a participant during any calendar year, whether such incentive stock options are granted under the Stock Option Plan or any other plans we may adopt, may not exceed $100,000.  Furthermore, the exercise price of incentive stock options must be at least 100% of the fair market value of the Common Stock at the time the incentive stock option is granted, except in the case of incentive stock options granted to any individual who owns more than 10% of the total combined voting power of all classes of our stock, in which case the exercise price of incentive stock options must be at least 110% of the fair market value of the Common Stock at the time of grant.

Changes of Control or Other Fundamental Change.  The Stock Option Plan provides that upon certain mergers or other reorganizations to which we are a party that involves an exchange or conversion or other adjustment of our outstanding Common Stock, each participant generally shall be entitled upon the exercise of his or her stock options to receive the number and class of securities or other property to which such participant would have been entitled in the merger or reorganization if such participant had exercised such stock option prior to such merger or reorganization.

The Stock Option Plan also provides that, upon the occurrence of a change of control, the Committee has the right, but not the obligation, to accelerate the time at which all or a portion of any outstanding options may be exercised.

Miscellaneous.  The Board of Directors generally may amend or terminate the Stock Option Plan or any provision of the Stock Option Plan at any time.  To the extent required by the Exchange Act or the Code, however, absent approval by our stockholders, no amendment may (i) materially alter the group of persons eligible to participate in the Stock Option Plan; (ii) except as specifically provided in the Stock Option Plan, increase the number of shares available for Awards under the Stock Option Plan; (iii) extend the period during which incentive stock options may be granted; or (iv) decrease the exercise price of any option granted under the Stock Option Plan. Furthermore, without the consent of the participant, no amendment to or discontinuance of the Stock Option Plan or any provision thereof shall adversely affect any Award granted to the participant under the Stock Option Plan.

Federal Income Tax Consequences.  The following is a brief description of the Federal income tax consequences to the participants and the Company of the issuance and exercise of stock options under the Stock Option Plan.  All ordinary income recognized by a participant with respect to Awards under the Stock Option Plan shall be subject to both wage withholding and employment taxes.  The deduction allowed to us for the ordinary income recognized by a participant with respect to an Award under the Stock Option Plan will be limited to amounts that constitute reasonable, ordinary and necessary business expenses.

— Incentive Stock Options.  In general, no income will result for Federal income tax purposes upon either the granting or the exercise of any incentive option issued under the Stock Option Plan.  If certain holding period requirements (at least two years from the date of grant of the option and at least one year from the date of exercise of the option) are satisfied prior to a disposition of stock acquired upon exercise of an incentive option, the excess of the sales price upon disposition over the option exercise price generally will be recognized by the participant as a capital gain, and the Company will not be allowed a business expense deduction.

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If the holding period requirements with respect to incentive options are not met, the participant generally will recognize, at the time of the disposition of the stock, ordinary income in an amount equal to the difference between the option price of such stock and the lower of the fair market value of the stock on the date of exercise and the amount realized on the sale or exchange.  The difference between the option price of such stock and the fair market value of the stock on the date of exercise is a tax preference item for purposes of calculating the alternative minimum tax on a participant’s federal income tax return.  If the amount realized on the sale or exchange exceeds the fair market value of the stock on the date of exercise, then such excess generally will be recognized as a capital gain.  In the case of a disposition prior to satisfaction of the holding period requirements which results in the recognition of ordinary income by the participant, we generally will be entitled to a deduction in the amount of such ordinary income in the year of the disposition.

If a participant delivers shares of our Common Stock in payment of the option price, the participant generally will be treated as having made a like-kind exchange of such shares for an equal number of the shares so purchased, and no gain or loss will be recognized with respect to the shares surrendered in payment of said option price.  In such a case, the participant will have a tax basis in a number of shares received pursuant to the exercise of the option equal to the number of shares of Common Stock used to exercise the option and equal to such participants tax basis in the shares of Common Stock submitted in payment of the option price.  The remaining shares of Common Stock acquired pursuant to the exercise of the option will have a tax basis equal to the gain, if any, recognized on the exercise of the option and any other consideration paid for such shares on the exercise of the option.

Notwithstanding the foregoing, if a participant delivers any stock that was previously acquired through the exercise of an incentive stock option in payment of all or a portion of the option price of an option, and the holding period requirements described above have not been satisfied with respect to the shares of stock so delivered, the use of such stock to pay a portion of the option price will be treated as a disqualifying disposition of such shares, and the participant generally will recognize income.

— Nonqualified Stock Options.  The grant of nonqualified stock options under the Stock Option Plan will not result in any income being taxed to the participant at the time of the grant or in any tax deduction for us at such time.  At the time a nonqualified stock option is exercised, the participant will be treated as having received ordinary income equal to the excess of the fair market value of the shares of Common Stock acquired as of the date of exercise over the price paid for such stock.  At that time, we will be allowed a deduction for Federal income tax purposes equal to the amount of ordinary income attributable to the participant upon exercise.  The participant's holding period for the shares of Common Stock acquired will commence on the date of exercise, and the tax basis of the shares will be the greater of their fair market value at the time of exercise or the exercise price.

The foregoing is only a summary of the Stock Option Plan and is qualified in its entirety by reference to its full text, a copy of which is attached hereto as Appendix A.

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New Plan Benefits

Name and Position	Dollar Value ($)	Number of Units

Craig A. Zabala, President, CEO, Acting Chief Financial Officer and Acting Chief Compliance Officer and Chairman	$240,000	600,000
Executive Group	$240,000	600,000
Non-Executive Director Group	$0	0
Non-Executive Officer Employee Group	$0	0

STOCK OPTION GRANT

General.  On January 30, 2009, the Committee, consisting of independent directors Janet Buxman Kurihara and Robert J. Francis, approved and administered the Stock Option Grant to Zabala which had been approved by the Board of Directors of the Company.  The stockholders of the Company owning approximately 53.25% of the Company's outstanding shares of Common Stock subsequently approved the issuance of the Options by means of written consent of the stockholders dated January 30, 2009.  The Stock Option Grant was made pursuant to the Company's Stock Option Plan (described above) and the Zabala Employment Agreement (described below).

The purpose of the issuance of the Options is to advance the interests of the Company by rewarding Zabala for the leadership, management and hard work that he has provided to the Company without any compensation to date, providing Zabala with an additional incentive to exert his best efforts on behalf of the Company, to increase Zabala’s proprietary interest in the success of the Company, to reward Zabala’s outstanding performance and to provide a means to retain Zabala’s service to the Company.

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Terms.  The following are the terms of the Stock Option Grant:

Number of options:	600,000

Underlying Security	600,000 shares of Common Stock

Exercise Price:	$.40

Grant Date:	February 1, 2009

Per Share Market Value (as of February 10, 2009)[1]	0.22

Vesting:	Fully vested upon issuance.

Expiration Date:	February 1, 2019

1.
Shares of Common Stock trade very infrequently on the OTC Bulletin Board under the symbol BHCG.OB and there can be wide gaps in the bid and ask prices for the shares of Common Stock.  Stockholders should be aware of these market conditions.

The Committee determined that after a good faith review of the current and historical bid, ask and sales prices of the Company’s common stock on the Over The Counter Bulletin Board market, that the exercise price of the stock options ($.40) is at fair market value of the shares of Common Stock on the date of grant based upon the trailing 52-week high of $.40 per share as reported on the Over the Counter Bulletin Board, and that such exercise price is above net asset value per share on grant date.

No Awards under the Company’s Stock Option Plan have been granted to any other officer, director, nominee for election as a director, associate of any director, executive officer or nominee, or to any employee of the Company.

EMPLOYMENT AGREEMENTS

We have no employment agreements with any of our officers or employees other than the Zabala Employment Agreement.

ZABALA EMPLOYMENT AGREEMENT:

General.  On January 30, 2009, we entered into an employment agreement with Zabala.  Up to this point, Zabala had not received any kind of compensation for the leadership, management and hard work that he provided to the Company.

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For the past five years, in addition to his responsibilities for the Company as its founder, Chairman, President and Chief Executive Officer and acting Chief Financial Officer and Chief Compliance Officer, Zabala has been the founder, Chairman, President, and Chief Executive Officer of Concorde, Chairman, President, and Chief Executive Officer of Concorde Europe Inc., Chairman, President, and Chief Executive Officer of Concorde Europe, Ltd., a company formed under the laws of Wales and England, and founder, Chairman, President and Chief Executive Officer of DBL Holdings, LLC (dba Drexel Burnham Lambert).  Zabala is 57 years old. Concorde owns 10,317,681 shares of Company common stock, representing 31.78% of the outstanding shares of Common Stock.  Zabala controls Concorde through his 62.42% stock ownership of Concorde.  He also owns or controls 1,832,500 shares of Company common stock, representing 5.64% of the outstanding shares of the common stock.  Concorde and Zabala may be deemed to control the Company.

Term.  The term of the Employment Agreement is three (3) years.  The term will be automatically renewed for one (1) additional year each year unless ninety (90) calendar days prior to the end of the term, the Company advises Zabala in writing that it does not wish to extend the Employment Period for an additional year.

Pursuant to the Employment Agreement, Zabala serves as President and Chief Executive Officer of the Company, provided that if the Company hires and/or enters into an employment agreement with any executive who serves as President and Chief Operating Officer of the Company, Zabala shall resign his position as President, but would keep his position as Chief Executive Officer.  Zabala also agrees to serve as acting Chief Financial Officer and acting Chief Compliance Officer until the Company retains employees for such positions.  The Employment Agreement also permits Zabala to perform work for Concorde and DBL Holdings, LLC, affiliates of the Company, provided that such work does not compete with the business and business opportunities of the Company.

Compensation.  Zabala receives a base annual salary of $60,000 under the Employment Agreement.  Each year, the Board of Directors may increase the base salary in its discretion.  In the event that the Company sells a minimum of $3,000,000 of shares of its common stock in its current private placement offering (“Offering”) under Rule 506 under Regulation D under the Securities Act of 1933, as amended (“Securities Act”), the Company shall increase Zabala's base salary to $250,000 and pay him a $50,000 bonus (which bonus may be increased proportionately if the Company raises more than $3,000,000 in the Offering but the amount of the bonus shall not be greater than $100,000).  If the minimum amount is not raised in the Offering, Zabala's base salary remains at $60,000.

Pursuant to the Employment Agreement, Zabala is entitled to be granted 600,000 options to purchase shares of Common Stock at an exercise price of fair market value per share on date of grant as determined by the Board of Directors pursuant to the requirements of the Company's Stock Option Plan.  The terms of the options granted to Zabala are described above.

Termination.  The Employment Agreement terminates upon the earliest to occur of (i) Zabala's death or disability; (ii) cause or non-cause termination of Zabala by the Company; (iii) a termination by Zabala for “good reason” or Zabala resigns from the Company without “good reason;” or (iv) Zabala is replaced as President and Chief Executive Officer of the Company (except if another executive is hired as President and Chief Operating Officer).

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If Zabala is terminated without cause, or if he resigns for “good reason,” he would receive accrued salary and bonuses, if any, to the end of the employment term.  In addition, if Zabala is terminated without cause or if he resigns for "good reason," the Company must pay to Concorde rental payments (for rental of space at 14 Wall Street, New York, New York 10004) of $4,000 per month from April 2004 until the month Zabala is terminated without cause or resigns for "good reason."  If he is terminated for cause, he is not entitled to any rights or compensation under the Employment Agreement, provided that the Company must make the $4,000 monthly rental payment to its affiliate Concorde described in the preceding sentence.  If Zabala is terminated in the event of death or disability, or he resigns without "good reason," he shall only be entitled to receive accrued and unpaid base salary and benefits through the date of his employment termination.  If the Company hires a replacement for Zabala who does not serve as President and Chief Operating Officer, but serves as Chief Executive Officer, Zabala would be entitled to the benefits above for a non-cause termination.

The foregoing is only a summary of the Zabala Employment Agreement and is qualified in its entirety by reference to its full text, a copy of which is attached hereto as Appendix B.

COMPENSATION COMMITTEE INTERLOCK AND INSIDER PARTICIPATION

The Company does not have a compensation committee.  During the last completed fiscal year, the Board of Directors did not hold any meetings to discuss executive officer compensation.  Thus, no officer of the Company participated in deliberations of the Board of Directors concerning executive officer compensation.  In addition, no executive officer of the Company served as a director or member of the compensation committee of any other entity.

COMPENSATION COMMITTEE REPORT

In the absence of a Compensation Committee, the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis set forth above. Based on this review and discussion, the Board of Directors recommended the inclusion of the Compensation Discussion and Analysis in this Information Statement.

By the Board of Directors of Blackhawk Capital Group BDC, Inc.

Craig A. Zabala	Janet Buxman Kurihara	Mick Woodwards
Randy Tejral	Robert J. Francis

DIRECTOR COMPENSATION

Members of the Company’s Board of Directors are not compensated (in cash or equity) for any services provided as directors.

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STOCKHOLDERS SHARING AN ADDRESS

The Company will only furnish one Information Statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders.  Upon written or oral request, the Company will promptly furnish a separate copy of this Information Statement and any future annual reports and information statements to any stockholder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any stockholder or stockholders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address:

Craig A. Zabala
Chairman, President and
Chief Executive Officer
Blackhawk Capital Group BDC, Inc.
14 Wall Street, 11th Floor
New York, New York  10005
(212) 566-8300

February 18, 2009

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APPENDIX A

STOCK OPTION PLAN

BLACKHAWK CAPITAL GROUP BDC, INC.

1.           Purpose of the Plan

The purpose of this Stock Option Plan (this "Plan") is to advance the interests of Blackhawk Capital Group BDC, Inc. (the "Company") by providing to directors and officers of the Company and to other key employees of the Company who have substantial responsibility for the direction and management of the Company additional incentives to exert their best efforts on behalf of the Company, to increase their proprietary interest in the success of the Company, to reward outstanding performance and to provide a means to attract and retain persons of outstanding ability to the service of the Company.  Options granted under this Plan may qualify as incentive stock options ("ISOs"), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

2.           Administration

This Plan shall be administered by a committee (the "Committee") comprised of at least two (2) members of the Company's Board of Directors who each shall be (a) a "non-employee director," as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, unless administration of the Plan by "non-employee directors" is not then required for exemptions under Rule 16b-3 to apply to transactions under the Plan, (b) not an "interested person," as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the "Act"), and (c) an "outside director" as defined under Section 162(m) of the Code, unless the action taken pursuant to the Plan is not required to be taken by "outside directors" to qualify for tax deductibility under Section 162(m) of the Code.  The Committee shall interpret this Plan and, to the extent and in the manner contemplated herein, shall exercise the discretion reserved to it hereunder.  The Committee may prescribe, amend and rescind rules and regulations relating to this Plan and to make all other determinations necessary for its administration.  The decision of the Committee on any interpretation of this Plan or administration hereof, if in compliance with the provisions of the Act and regulations promulgated thereunder, shall be final and binding with respect to the Company, any optionee or any person claiming to have rights, as or on behalf of any optionee.  Each issuance of options to directors, officers and other employees of the Company will be approved by a required majority, as defined in Section 57(o) of the Act, of the Board of Directors on the basis that such issuance is in the best interests of the Company and its stockholders.

3.           Shares Subject to the Plan

The shares subject to option and the other provisions of this Plan shall be shares of the Company's common stock, par value $0.00001 per share (the "shares").  Subject to the provisions hereof concerning adjustment, the total number of shares that may be purchased upon the exercise or surrender of stock options granted under this Plan shall not exceed 3,000,000 shares, 2,500,000 of which shall be ISOs, which includes all shares with respect to which options have been granted or surrendered for payment in cash or other consideration pursuant to this Plan.  In the event any option shall cease to be exercisable in whole or in part for any reason, the shares which were covered by such option, but as to which the option had not been exercised, shall again be available under this Plan.  Shares may be made available from authorized, unissued or reacquired stock or partly from each.

4.           Participants

(a)
Directors, Officers and Key Employees.  The Committee shall determine and designate from time to time those directors, officers and key employees of the Company who shall be eligible to participate in this Plan.  The Committee shall also determine the number of shares to be offered from time to time to each optionee.  In making these determinations, the Committee shall take into account the past service of each such director, officer or key employee to the Company, the present and potential contributions of such person to the success of the Company and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of this Plan; provided that the Committee shall determine that each grant of options to an optionee, the number of shares offered thereby and the terms of such option are in the best interests of the Company and its stockholders.  The date on which the Committee approves the grant of any option to any such person shall be the date of issuance of such option.  The agreement documenting the award of any option granted pursuant to this paragraph 4(a) shall contain such terms and conditions as the Committee shall deem advisable, including but not limited to being exercisable only in such installments as the Committee may determine.

(b)
Non-Employee Directors.  Non-employee directors will be eligible to participate in the Plan upon issuance of an order by the Securities and Exchange Commission pursuant to Section 61(a)(3)(B)(i)(II) of the Act and then only in accordance with the terms and conditions of such order.

(c)
Option Agreements.  Agreements evidencing options granted to different optionees or at different times need not contain similar provisions.  Options that are intended to be ISOs will be designated as such; any option not so designated will be treated as a nonqualified stock option.

5.           Option Price

Each option agreement shall state the price at which the subject option may be exercised, which shall not be less than the current fair market value of the shares at the date of issuance of an option, which shall be determined by the Committee; provided, that the exercise price of any option what is intended to be an ISO and that is granted to a holder of 10% or more of the Company's shares shall not be less than 110% of such current fair market value.

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6.           Option Period

Each option agreement shall state the period or periods of time within which the subject option may be exercised, in whole or in part, by the optionee as may be determined by the Committee; provided, that the option period shall not exceed ten years from the date of issuance of the option and, in the case of an option that is intended to be an ISO and that is granted to a holder of 10% or more of the Company's shares, shall not exceed five years.

7.           Payment for Shares

Full payment for shares purchased shall be made at the time of exercising the option in whole or in part.  Payment of the purchase price shall be made in cash (including check, bank draft or money order).

8.           Transferability of Options

Options shall not be transferable other than by will, intestacy, or as otherwise permitted by the Act, provided that a transfer will not be permitted to the extent that it would result in adverse tax consequences for the optionee under Section 83 or Section 422 of the Code.

9.           Termination of Options

The period during which an option may be exercisable following a termination of service generally may not exceed three months, unless (i) employment is terminated for cause, in which case options are forfeited; (ii) employment is terminated as the result of disability, in which case in the discretion of the Committee the incentive stock options may be exercised during a period of one year following the date of such disability, or (iii) employment is terminated as the result of death, or if the employee dies following a termination of service (other than as a result of disability) and during the period that the incentive stock option is still exercisable, in which case in the discretion of the Committee the incentive stock option may be exercised during a period of one year following the date of such death.  In no event, however, may an incentive stock option be exercised after the expiration of its original term.

10.           Adjustments on Changes in Capitalization

(a)           For nonqualified stock options, on a stock split (including a reverse stock split) or stock dividend in which the only effect is to increase or decrease on a pro-rata basis the number of shares subject to the nonqualified stock option, the Committee may, in its exclusive discretion, proportionally adjust the exercise price and numbers of shares subject to the nonqualified stock option.

(b)           For incentive stock options, if any combination, consolidation, forward or reverse split, merger, reorganization, repurchase, spin-off, or exchange of stock, stock dividend or other special and nonrecurring dividend or distribution (whether in cash, securities or other property), liquidation, dissolution, or other transaction, affects the Common Stock such that an adjustment is appropriate to prevent dilution or enlargement of optionee's rights, then the Committee may, in its exclusive discretion, adjust all or any portion of (i) the number of shares and classes of stock available thereafter for incentive stock options in the aggregate to all optionees, and individually to any one optionee; (ii) the number of shares and classes of stock that may be delivered for outstanding incentive stock options; and (iii) the exercise or purchase price for any incentive stock option.

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11.          General Restriction

Each option shall be subject to the requirement that, if at any time the Board of Directors shall determine, in its discretion, that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue or purchase of the shares thereunder, such option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.  Subject to the limitations of paragraph 6, no option shall expire during any period when exercise of such option has been prohibited by the Board of Directors or the rules and regulations of the Securities and Exchange Commission, including Regulation BTR (Blackout Trading Restriction), but shall be extended for such further period so as to afford the optionee a reasonable opportunity to exercise his or her option.

12.          Miscellaneous Provisions

(a)	No optionee shall have rights as a stockholder with respect to shares covered by his or her option until the date of exercise of his or her option.

(b)
The granting of any option shall not impose upon the Company any obligation to appoint or to continue to appoint as a director, officer or key employee any optionee, and the right of the Company to terminate the employment of any key employee or other employee, or service of any director, shall not be diminished or affected by reason of the fact that an option has been granted to such optionee.

(c)
Options shall be evidenced by stock option agreements in such form and subject to the terms and conditions of this Plan as the Committee shall approve from time to time, consistent with the provisions of this Plan.  Such stock option agreements may contain such other provisions, as the Committee in its discretion may deem advisable.  In the case of any discrepancy between the terms of the Plan and the terms of any option agreement, the Plan provisions shall control.

(d)
For purposes of the Plan, the fair market value means, with respect to a share, if the shares are then listed and traded on a national securities exchange or quoted on a national securities association or quotation service such as the OTC Bulletin Board or equivalent, the closing sales price of a share on such exchange or association or quotation service such as the OTC Bulletin Board or equivalent on the date of grant of an option.  If the shares are not traded on a national securities exchange or association, then the fair market value with respect to a share shall be determined by the reasonable application of a reasonable valuation method.

(e)
The aggregate fair market value (determined as of the date of issuance of an option) of the shares with respect to which an option, or portion thereof, intended to be an ISO is exercisable for the first time by any optionee during any calendar year (under all incentive stock option plans of the Company) shall not exceed $100,000.

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(f)
All options issued pursuant to this Plan shall be granted within ten years from the earlier of the date of adoption of this Plan (or any amendment thereto requiring stockholder approval pursuant to the Code) or the date of this Plan (or any amendment thereto requiring stockholder approval pursuant to the Code) is approved by the stockholders of the Company.

(g)	The grant of any option under this Plan in violation of the Act shall be null and void.

(h)	A leave of absence granted to an employee does not constitute an interruption in continuous employment for purposes of this Plan as long as the leave of absence does not extend beyond one year.

(i)
Any notices given in writing shall be deemed given if delivered in person or by certified mail; if given to the Company addressed to the Company's Chief Executive Officer, 14 Wall Street, 11th Floor, New York, New York 10005; and, if to an optionee, in care of the optionee at his or her last address on file with the Company.

(j)
This Plan and all actions taken by those acting under this Plan shall be governed by the substantive laws of the State of Delaware without regard to any rules regarding conflict-of-law or choice-of-law.

(k)	All costs and expenses incurred in the options and administration of this Plan shall be borne by the Company.

13.          Change of Control

In the event of a Change of Control (as hereinafter defined), all then-outstanding options will become fully vested and exercisable as of the Change of Control.

"Change of Control" means the occurrence of any of the following events:

(a)
An acquisition in one or more transactions (other than directly from the Company) of any voting securities of the Company by any Person (as defined below) immediately after which such Person has Beneficial Ownership (as defined below) of fifty percent or more of the combined voting power of the Company's then outstanding voting securities; provided, however, in determining whether a Change of Control has occurred, voting securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would case a Change in Control.  A "Non-Control Acquisition" shall mean an acquisition by (A) an employee benefit plan (or a trust forming a part thereof) maintained by (I) the Company or (II) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a "Subsidiary"), (B) the Company or its Subsidiaries, or (C) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

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(b)
The individuals who, as of the date hereof are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the members of the Board or, following a Merger (as defined below), the board of directors of the ultimate Parent Corporation (as defined below); provided, however, that if the election, or nomination for election by the Company's common stockholders, of any new director was approved by a vote of at least a majority of the Incumbent Board (or, with respect to the directors who are not "interested persons" as defined in Act, by a majority of the directors who are not "interested persons" serving on the Incumbent Board), such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Proxy Contest; or

(i)	The consummation of:

(1)	A merger, consolidation, or reorganization involving the Company (a "Merger") or an indirect or direct Subsidiary of the Company, or to which securities of the Company are issued, unless:

a.
The stockholders of the Company, immediately before a Merger, own, directly or indirectly immediately following the Merger, more than fifty percent of the combined voting power of the outstanding voting securities of (1) the corporation resulting from the Merger (the "Surviving Corporation") if fifty percent or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly, by another Person or group of Persons (a "Parent Corporation"), or (2) if there is one or more Parent Corporations, the ultimate Parent Corporation,

b.
The individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for a Merger constitute at least a majority of the members of the board of directors of (1) the Surviving Corporation or (2) the ultimate Parent Corporation, if the ultimate Parent Corporation, directly or indirectly, owns fifty percent or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation, and

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c.
No Person other than (1) the Company, (2) any Subsidiary, (3) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation, any Subsidiary, or the ultimate Parent Corporation, or (4) any Person who, together with its Affiliates (as defined below), immediately prior to a Merger had Beneficial Ownership of fifty percent or more of the then outstanding voting securities of (1) the Surviving Corporation or (2) the ultimate Parent Corporation.

Each transaction described in clauses a. through c. above shall herein be referred to as a "Non-Control Transaction."

(2)	A complete liquidation or dissolution of the Company (other than where assets of the Company are transferred to or remain with a Subsidiary or Subsidiaries of the Company).

(3)
The direct or indirect sale or other disposition of all or substantially all of the assets of the Company to any Person (other than (1) a transfer to a Subsidiary, (2) under conditions that would constitute a Non-Control Transaction with the disposition of assets being regarded as a Merger for this purposes, or (3) the distribution to the Company's stockholders of the stock of a Subsidiary or any other assets).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding voting securities as a result of the acquisition of voting securities by the Company which, by reducing the number of voting securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional voting securities which increases the percentage of the then outstanding voting securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

14.          Amendment and Termination

The Board of Directors may amend, modify, revise or terminate this Plan at any time and from time to time, provided that shareholders must approve by majority vote of shares of Common Stock outstanding (i) any change to the maximum number of shares subject to the Plan; (ii) the class of employee eligible to participate in the Plan; (iii) extension of the period during which incentive stock options may be granted; or (iv) decrease in the exercise price of any option granted under the Plan.  This Plan shall terminate when all shares reserved for issuance hereunder have been issued upon the exercise of options, or by action of the Board of Directors pursuant to this paragraph, whichever shall first occur.

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15.           Effective Date of the Plan

The Plan shall become effective upon the latest to occur of (1) adoption by the Board of Directors, (2) approval by the required majority (as defined in Section 57(o) of the Act) of the Board of Directors, and (3) approval of this Plan by the stockholders of the Company.

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APPENDIX B

ZABALA EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of this 30th day of January, 2009 by and between Blackhawk Capital Group BDC, Inc., a Delaware corporation (the "Company") and Craig A. Zabala ("Employee").

WITNESSETH:

WHEREAS, the Company is a business development company ("BDC") registered and regulated under the Investment Company Act of 1940, as amended (the "Investment Company Act");

WHEREAS, Employee founded the Company in 2004 and has served as Chairman, President and Chief Executive Officer, acting Chief Financial Officer, acting Chief Compliance Officer, and in charge of Investor Relations, and other offices and has served all such offices without any compensation from the Company's founding to date;

WHEREAS, subject to the approval of the Board of Directors of the Company, the Company desires to employ Employee and to enter into this Agreement embodying the terms of such employment and Employee desires to enter into this Agreement and to accept such employment, subject to the terms and provisions hereof.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are mutually hereby acknowledged, the Company and Employee hereby agree as follows:

Section 1.           Definitions.  Unless defined in other sections of this Agreement, the following defined terms shall have the meaning set forth below:

(a)           "Accrued Obligations" shall mean (i) all accrued but unpaid Base Salary through the date of termination of Employee’s employment, (ii) any unreimbursed expenses incurred by Employee in accordance with Section 6 below, and (iii) any benefits provided under the Company’s employee benefit plans upon a termination of employment, in accordance with the terms therein, including but not limited to any accrued but unused vacation.

(b)           "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified or is a director or officer of such Person.

(c)           "Base Salary" shall mean the salary provided for in Section 4(a) below or any increased salary granted to Employee pursuant to Section 4(a).

(d)           "Board" shall mean the Board of Directors of the Company.

(e)           "Cause" shall mean (i) acts of gross negligence or willful misconduct by Employee in connection with Employee's employment duties; (ii) embezzlement or fraud committed by Employee; (iii) Employee's indictment for, admission to, or entry of pleas of no contest to any felony or any other crime involving moral turpitude; (iv) Employee's material breach of any material provision of this Agreement; (v) Employee's material violation of any state or federal law relating to workplace conduct (including, without limitation, laws relating to sexual harassment or age, sex or other prohibited discrimination); (vi) Employee's failure to perform Employee's duties as a result of habitual drunkenness or substance abuse; (vii) Employee's material failure to perform Employee's duties for any other reason; (viii) the occurrence of an Insolvency Event; (ix) Employee’s commission of any material violation of any material written Company policy (including the Company's Code of Ethics and Code of Conduct); provided, that in the circumstances described in clauses (iv), (vii) and (ix), Employee shall have 30 calendar days to cure the default (if curable) after written notice of the existence of Cause from the Company; or (x) Employee has been found by the Securities and Exchange Commission ("SEC"), or any other similar federal or state regulatory agency, to have engaged in conduct upon which such agency has revoked (after Employee has exhausted all appeals or has admitted to such finding by consent) Employee's authorization to serve as an officer, board member or stockholder of the Company, any of its Affiliates or of another business development company.

(f)           "Confidential Information" shall have the meaning set forth in Section 8(a) below.

(g)           "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  The terms "Controlling" and "Controlled" have meanings correlative thereto.

(h)           "Disability" shall mean any physical or mental disability or infirmity that prevents the performance of Employee's duties for a period of (i) one hundred twenty (120) consecutive calendar days or (ii) one hundred eighty (180) non-consecutive calendar days during any twelve (12) month period.

(i)           "Effective Date" shall mean February 1, 2009, which is the effective date of this Agreement.

(j)           "Employment Period" shall mean the period specified in Section 2 below.

(k)           "Events" shall mean the closing of both of the following two transactions by the Company:

(i)
Company's Rule 506 private placement offering under Regulation D of the Securities Act of 1933, as amended ("Securities Act") of up to $10 million of its shares of common stock, $.00001 par value per share (“Common Stock” to qualified institutional buyers (“QIBs”) and accredited investors (as such terms are defined under the Securities Act) ("Private Placement Offering"); and

(ii)	filing and effectiveness of Company's N-2 Registration Statement to be filed by the Company with the SEC under the Securities Act.

(l)           "Good Reason" shall mean, without Employee's consent, (i) any reduction in Employee's Base Salary; (ii) the relocation of Employee's principal place of employment more than fifty (50) miles from its current location (it being understood that temporary assignments for purposes of opening new locations, personal appearances or similar events shall not constitute a relocation for purposes of this clause (ii)); (iii) except as set forth in Section 7(g), a material diminution in Employee's title or duties; or (iv) a material breach of Section 4 of this Agreement by the Company, provided, that the Company shall have 30 calendar days to cure the default after written notice of the existence of Good Reason from Employee.

(m)           "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency (including the SEC), authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

(n)           "Insolvency Event" means

(i)
Employee shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to Employee's debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors; or

(ii)
an involuntary case or other proceeding shall be commenced against Employee seeking liquidation, reorganization or other relief with respect to Employee's debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official;

and such voluntary or involuntary case or other proceeding, as applicable, shall remain undismissed and unstayed for a period of 90 calendar days; or an order for relief shall be entered against Employee under the Federal bankruptcy laws as now or hereafter in effect.

(o)           "N-2 Registration Statement" means the (i) filing by the Company of its Form N-2 Registration Statement with the SEC and (ii) the N-2 Registration Statement being declared effective by the SEC.

(p)           "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

(q)           "Restricted Period" shall mean the period of Employer’s employment with the Company, plus 12 months following the termination of such employment.

(r)           "Rule 506 Offering" means the Company's Rule 506 common stock private placement offering to qualified institutional buyers ("QIBs") and accredited investors under Regulation D under the Securities Act.

(s)           "Severance Term" shall mean the period specified in Section 7(d)(ii) below.

(t)           "Subsidiary" shall mean any corporation, partnership, limited liability company or other business entity of which securities or other ownership interests representing more than 50% of the equity, more than 50% of the ordinary voting power, more than 50% of the general partnership interests or more than 50% of the limited liability company membership interests are, at the time any determination is being made, owned directly or indirectly by the Company.

Section 2.           Acceptance and Employment Period.

The Company agrees to employ Employee and Employee agrees to serve the Company on the terms and conditions set forth herein.  The Company and Employee acknowledge and agree that the employment period (the "Employment Period") shall commence on the Effective Date and shall continue until three (3) years thereafter.  The Employment Period will be automatically renewed for one (1) additional year each year unless ninety (90) calendar days prior to the end of the applicable Employment Period, the Company advises Employee in writing that it does not wish to extend the Employment Period for an additional year.

Section 3.           Position, Duties and Responsibilities.

(a)           Subject to Section 7(g) of this Agreement, during the Employment Period, Employee shall be the President and Chief Executive Officer of the Company (together with such other position or positions consistent with such title as the Board shall specify from time to time); provided that if the Company hires and/or enters into an employment agreement with Robert S. Tull, Jr. or any other executive who serves as President and Chief Operating Officer of the Company, Employee shall resign his position as President.  Employee agrees to serve as acting Chief Financial Officer and acting Chief Compliance Officer until the Company retains employees for such positions.  Employee also agrees to serve as an officer of any Subsidiary of the Company without additional compensation.

(b)           Employee shall devote his full business time, attention, and skill to the performance of his duties under this Agreement and shall not engage in any other business or occupation during the Employment Period.  Notwithstanding the foregoing, nothing herein shall preclude Employee from (i) (a) working for The Concorde Group, Inc. ("Concorde"), DBL Holdings, LLC and other Concorde Subsidiaries and Affiliates, provided that such work does not compete with the business and business opportunities of the Company and (b) serving as a member of the board of directors or advisory boards (or their equivalents in the case of a non-corporate entity) of non-competing businesses (with the prior written approval of the Board, which approval shall not be unreasonably withheld) or the board of directors or advisory boards of charitable organizations; (ii) engaging in charitable activities and community affairs, and (iii) managing his personal investments provided that such investments are passive investments in businesses not competitive with the business of the Company and such activities are consistent with Section 8(b); provided, however, that the activities set out in clauses (i), (ii) and (iii) shall be limited by Employee so as not to interfere, individually or in the aggregate, with the performance of his duties and responsibilities hereunder.

Section 4.           Compensation.  Employee shall be entitled to the following compensation:

(a)           Base Salary.  Employee shall be paid an annualized base salary, payable in accordance with the regular payroll practices of the Company, of $60,000 ("Base Salary").  The Board will consider increases to this Base Salary annually if the Employment Period is extended.  Increases, if any, to Employee's Base Salary must be approved in writing by the Board in order to become effective.  The Company recognizes the valuable service the Employee has provided to the Company since 2004 serving as founder, President, Chief Executive Officer, acting Chief Financial Officer and acting Chief Compliance officer and other offices without any support and assistance (except from one part-time person) and without any compensation.  The Company also recognizes and acknowledges that the Employee has been working to negotiate, structure, contact and work with investors with respect to the Events, and such efforts are and will be focused particularly upon the closing of the Events.  In consideration of all of the foregoing service which Employee has not been compensated for to date, upon consummation of the Company selling the minimum amount ($3,000,000) in its Rule 506 Offering, the following shall apply:  (i) the Company shall increase Employee's annual Base Salary to $250,000; and (ii) the Company agrees to pay $50,000 to Employee (which amount may be proportionately increased depending on whether funds greater than the minimum are raised from investors in the Company's Rule 506 Offering but not to an amount greater than $100,000).  If the minimum amount is not raised in the Rule 506 Offering, Employee’s annual Base Salary shall remain at $60,000.  The Company also agrees to renegotiate Base Salary with Employee throughout the Employment Period, provided that Base Salary shall not be reduced below $60,000.

(b)           Options.  Employee shall be entitled to be granted 600,000 options to purchase shares of Common Stock at an exercise price of fair market value per share on date of grant as determined by the Board of Directors pursuant to the requirements of the Company's Stock Option Plan and the Board of Directors will also determine vesting for such grant pursuant to the requirements of the Stock Option Plan, provided that (i) the Company issues such options pursuant to its Stock Option Plan approved by the stockholders and board of directors of the Company in accordance with the Investment Company Act of 1940; (ii) such issuance and Stock Option Plan comply with the Investment Company Act of 1940 provisions applicable to options issued to an officer of a business development company; and (iii) upon issuance, the exercise price of the options must be above the net asset value per share of common stock of the Company.

Section 5.           Employee Benefits.

During the Employment Period, Employee shall be entitled to participate in health, insurance, 401(k) plan and other benefits, if any, generally provided to other senior executives of the Company.  Employee shall also be entitled to the same number of holidays, vacation, sick days and other benefits as are generally allowed to senior executives of the Company in accordance with the Company policy in effect from time to time.

Section 6.           Reimbursement of Business Expenses.

Employee is authorized to incur reasonable expenses in carrying out his duties and responsibilities under this Agreement and the Company shall promptly reimburse him for all business expenses incurred in connection with carrying out the business of the Company, subject to documentation and otherwise in accordance with the Company’s policy, as in effect from time to time.

Section 7.           Termination of Employment.

(a)           General.  The Employment Period shall terminate upon the earliest to occur of (i) Employee's death, (ii) a termination by reason of a Disability, (iii) a termination by the Company with or without Cause, (iv) a termination by Employee with or without Good Reason, or (v) Employee's replacement is hired by the Company upon the approval of the Board of Directors as provided below in Section 7(g).

(b)           Termination due to Death or Disability.  Employee's employment shall terminate automatically upon his death.  The Company may terminate Employee’s employment immediately upon the occurrence of a Disability, such termination to be effective upon Employee's receipt of written notice of such termination.  In the event Employee's employment is terminated due to his death or Disability, Employee or his estate or beneficiaries, as the case may be, shall be entitled to the Accrued Obligations.  Following termination of Employee's employment by the reason of death or Disability, except as set forth in this Section 7(b), Employee shall have no further rights to any compensation or any other benefits under this Agreement.

(c)           Termination by the Company for Cause.  In the event the Company terminates Employee’s employment for Cause, effective upon Employee's receipt of written notice of such termination or, if later, upon the expiration of the 30 calendar day cure period, if applicable, without the occurrence of such a cure, Employee shall be entitled only to the Accrued Obligations.  Following termination of Employee’s employment for Cause, except as set forth in this Section 7(c), Employee shall have no further rights to any compensation or any other benefits under this Agreement.  If Employee is terminated for Cause, the Restricted Period for the non-competition restriction in Section 8(b) below shall be sixty (60) calendar days rather than the twelve (12) months otherwise applicable.  If the Employee is terminated for Cause, the Company must vacate Concorde corporate offices within five (5) business days (if Blackhawk is leasing space from Concorde at time of termination) and must compensate Concorde for use of its office space, office equipment, and materials and make a single payment totaling $4,000 per month computed from April 2004 through the date that the Company vacates Concorde offices (with credit for any rental payments made).

(d)           Termination by the Company Without Cause.  The Company may terminate Employee's employment without Cause, effective upon Employee's receipt of written notice of such termination.  In the event Employee’s employment is terminated by the Company without Cause (other than due to death or Disability) and subject to Employee’s compliance with the obligations set forth in Section 8, Employee shall be entitled beginning no later than 15 calendar days following the Effective Date of the Release of Claims to:

(i)	The Accrued Obligations;

(ii)
Severance in the cumulative gross amount equivalent to the Base Salary to the end of the Employment Period, less applicable withholdings and deductions, payable in equal installments until the end of the Employment Period (the "Severance Term") at normal pay periods;

(iii)
If Employee timely elects COBRA continuation of health insurance, and the Company has a health insurance plan, the Company will reimburse Employee for the COBRA premiums necessary to continue this coverage through the Severance Term; and

(iv)
The Company must vacate Concorde corporate offices within five (5) business days (if Blackhawk is leasing space from Concorde at time of termination) and must compensate Concorde for use of its office space, office equipment, and materials and make a single payment totaling $4,000 per month computed from April 2004 through the date that the Company vacates Concorde offices (with credit for any payments made).

Following such termination of Employee's employment by the Company without Cause, except as set forth in this Section 7(d), Employee shall have no further rights to any compensation or any other benefits under this Agreement.  In the event the Employee is terminated without Cause, the non-competition restriction in Section 8(b) below shall end on the last day of the Employment Period.

(e)           Termination by Employee with Good Reason.  Employee may terminate his employment with Good Reason, effective upon the expiration of a 30 calendar day-cure period (that begins to run on the date the Company receives written notice of such termination) without the occurrence of such a cure; and, subject to Employee's compliance with the obligations set forth in Section 8, except as otherwise stated, Employee shall be entitled to the same payments as provided in Section 7(d) above for a termination without Cause.  Following such termination of Employee's employment by Employee with Good Reason, except as set forth in this Section 7(e), Employee shall have no further rights to any compensation or any other benefits under this Agreement.

(f)           Termination by Employee without Good Reason.  Employee may terminate his employment without Good Reason by providing the Company 30 calendar days written notice of such termination.  In the event of a termination of employment by Employee under this Section 7(f), Employee shall be entitled only to the Accrued Obligations.  Following such termination of Employee’s employment by Employee without Good Reason, except as set forth in this Section 7(f), Employee shall have no further rights to any compensation or any other benefits under this Agreement.

(g)           Termination Upon Company Finding Replacement.  In the event that upon the approval of the Board of Directors, the Company hires an individual to replace Employee and serve as President and/or Chief Executive Officer of the Company, the Company may terminate Employee; provided that this Section 7(g) does not apply if the Company hires and/or enters into an employment agreement with Robert S. Tull, Jr. or any other executive who serves as President and Chief Operating Officer of the Company.  Upon such termination, the provisions of Section 7(d) and Section 8 of this Agreement regarding severance and other compensation, release and non-competition shall apply.

Section 8.           Restrictive Covenants.

Employee acknowledges and agrees that (A) the agreements and covenants contained in this Section 8 are (i) reasonable and valid in geographical and temporal scope and in all other respects, and (ii) essential to protect the value of the Company’s business and assets and (B) by his employment with the Company, Employee has obtained and will obtain information, contacts, know-how, and access to trade secrets of Company and there is a substantial probability that such knowledge, know-how, contacts and trade secrets, could be used to the substantial advantage of a competitor of the Company and to the Company's substantial detriment.  For purposes of this Section 8, references to the Company shall be deemed to include its Subsidiaries and Affiliates.  Employee's ownership of and work with Concorde shall not violate this Section 8 provided the following rules are adhered to by Employee:  (i) Employee does not pursue any business opportunities of the Company on behalf of Concorde; and (ii) any conflicts of interest that may arise between business opportunities between the Company and Concorde shall be resolved by a unanimous vote of the independent directors of the Company.

(a)           Confidential Information.  Employee covenants that at all times following the Commencement Date Employee shall hold in strict confidence and not use in any way except in connection with his employment by the Company, all Confidential Information.  For the purposes of this Agreement, "Confidential Information" shall include any and all information about the Company not publicly available.  Employee acknowledges and agrees that the term Confidential Information also includes all information, whether or not publicly available, regarding the following: products, services, investments, opportunities, customer and investor lists and databases (including, without limitation, names, addresses and telephone numbers), business plans, methods and procedures, accounting data, business and financial models, projections, files and accounting and financial data of the Company.  Without limiting the generality of the foregoing, Employee acknowledges and agrees that all of the Confidential Information is a trade secret under applicable law and derives independent economic value, actual or potential, from not being generally known to the public or other persons or entities which can obtain economic value from its disclosure or use, and is the subject of efforts that are reasonable under the circumstances to maintain its secrecy, the applicable provisions of this Agreement being an example of such efforts.

(b)           Non-Competition.  Employee covenants and agrees not to during the Restricted Period (i) engage or invest in (including by holding any equity or debt interest in a person engaged in any of the activities prohibited by this Section 8(b), or through any profit participation or other similar interest involving any of the activities prohibited by this Section 8(b)), own, manage, operate, sponsor, finance, control, or participate in the ownership, management, operation, sponsorship, financing, or control of, (ii) be in any manner employed by or connected with, lend his name or any similar name to (whether as a consultant, director, officer, employee or in any other capacity) or (iii) lend his credit to, in the case of each of clauses (i) and (ii) above, any business, other than that of the Company and its Affiliates, engaged, in whole or in part, in any activities in which the Company has or plans to engage in while Employee is employed by the Company or any similar or related business anywhere in the United States of America (including, without limitation, rendering to any such business or person engaged in any such business any services or advice)(collectively the “Competitive Activities”) .  Notwithstanding the foregoing, Employee may purchase or otherwise acquire in the aggregate up to three percent (3.0%) of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934, as amended.  Employee agrees that this covenant is reasonable with respect to its duration, geographical area, and scope.  Employee agrees not to, directly or indirectly, take any actions or act in concert with any one who takes an action (including the failure to take a reasonable action) such that the resulting effect is inconsistent with the material terms herein.  The rules regarding Employee's involvement with Concorde set forth at the beginning of this Section 8 shall apply to this Section 8(b).

(c)           Non Solicitation.  During the Restricted Period, Employee shall not, directly or indirectly, for his own account or for the account of any other individual or entity, except solely on behalf of the Company during Employee's employment with it, directly or indirectly (1) hire, offer to hire or solicit for employment any of the employees of the Company or any Affiliate or (2) solicit, induce, or attempt to solicit or induce, any customers, clients, suppliers or landlords of the Company (each, a "Customer") or any Affiliate to terminate his, her or its respective relationship with the Company or such Affiliate, as the case may be, for the purpose of associating with or becoming a customer, investor in, portfolio investment of, client, supplier or landlord to Employee, or otherwise solicit, induce, or attempt to solicit or induce, any such Customer to terminate his, her or its respective relationship with the Company or any Affiliate, as the case may be, for any other purpose or for no purpose whatsoever.

(d)           Non-Disparagement.  During the Employment Period and thereafter, Employee covenants that he shall not make, participate in the making of, or encourage any other person to make, any statement, whether written, oral or otherwise, that criticizes, disparages or defames the Company, any of its Affiliates or any of their respective representatives.  Notwithstanding the foregoing, nothing in this Agreement shall prohibit Employee from making truthful statements when required by law or by order of any court or other governmental agency, legislative body or other body having jurisdiction to legally compel such statements, or as otherwise may be required by law or legal process.  Employee agrees to immediately notify the Company in the event that any such legally compelled disclosure is anticipated or required.

(e)           Assignment of Rights in Inventions.  Employee hereby assigns to the Company any and all of his right, title, and interest, in and to any and all inventions, discoveries, improvements, developments, advances, works of authorship, concepts, ideas, and contributions, whether or not patentable or protectable by copyright, trademark or other intellectual property right ("Inventions"), which are conceived, authored, developed or reduced to practice, in whole or in part, by Employee, alone or jointly with others, during the period of employment with Company which (A) are related to the current or anticipated business, activities, products, or services of the Company, (B) were created with the use of the Company's equipment, supplies, facilities or trade secret information, or (C) result from any work performed by Employee for the Company.  In addition, any work of authorship created, in whole or in part, by Employee which falls within the definition of "work made for hire," as such term is defined in 17 U.S.C. Section 101, shall be considered "a work made for hire," the copyright in which shall vest initially and exclusively in the Company.  Employee further agrees to disclose immediately to the Company all Inventions.

Employee agrees to execute and deliver any instrument or documents, and to do all other things reasonably requested by the Company (both during and after Employee's employment with the Company), in order to more fully vest the Company with all ownership rights in Inventions transferred by Employee to the Company and/or to secure legal protection therefore.  In the event that the Company is unable to secure Employee's signature on any document needed in connection with the foregoing, Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents, as Employee's agent and attorney-in-fact, which appointment is coupled with an interest, to act or and in Employee's behalf to execute, verify and file and such documents, and to all other acts to further the purpose of the preceding paragraph, with the same legal force and effect as if executed or performed by Employee.

(f)           Return of Documents.  In the event of the termination of Employee’s employment for any reason, Employee shall deliver to the Company (to the extent then in Employee's possession or control) all of (i) the property of the Company, and (ii) the documents and data of any nature and in whatever medium of the Company.  Given the fact that the Employee is the Company's founder and has subsidized the Company either directly or indirectly by Concorde, of which Employee is a controlling person, he shall be allowed to retain copies of any such documents or data or any reproduction thereof, or any documents containing or pertaining to any Confidential Information in the Employee's possession through the period ending at 5:00 p.m. on the last date of employment, provided such action does not materially adversely effect the Company and/or such documents and data are not disclosed to a third party.

(g)           Blue Pencil.  If any court of competent jurisdiction shall at any time deem the duration or the geographic scope of any of the provisions of this Section 8 unenforceable, the other provisions of this Section 8 shall nevertheless stand and the duration and/or geographic scope set forth herein shall be deemed to be the longest period and/or greatest size permissible by law under the circumstances, and the parties hereto agree that such court shall reduce the time period and/or geographic scope to permissible duration or size.

(h)           Effect on Other Agreements.  Employee and the Company agree that the provisions of this Section 8 shall not be construed to limit any obligations of Employee pursuant to any separate agreement that may have been entered into by Employee.

Section 9.           Injunctive Relief.

Without intending to limit the remedies available to the Company, Employee acknowledges and agrees that a breach of any of the covenants contained in Section 8 hereof may result in material irreparable injury to the Company or its Subsidiaries or Affiliates for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company shall be entitled to a temporary restraining order and/or a preliminary or permanent injunction restraining Employee from engaging in activities prohibited by Section 8 hereof or such other relief as may be required specifically to enforce any of the covenants in Section 8 hereof without posting a bond.  Employee also agrees to reimburse the Company for all reasonable attorneys’ fees and court costs incurred in connection with obtaining a final court finding that Employee violated Section 8 in whole or part.

Section 10.         Representations and Warranties of Employee.

Employee represents that:

(a)           Employee is entering into this Agreement voluntarily and that his employment hereunder and compliance with the terms and conditions hereof will not conflict with or result in the breach by him of any agreement to which he is a party or by which he may be bound;

(b)           Employee has not violated, and in connection with his employment with the Company will not violate, any non-solicitation or other similar covenant or agreement by which he is or may be bound;

(c)           in connection with his employment with the Company, Employee will not use any confidential or proprietary information he may have obtained in connection with employment with any prior employer; and

(d)           Employee will, during his employment with the Company, not utilize the Company's resources for his personal use or benefit and, to the extent that Employee engages any employee, consultant or other service provider to the Company for purposes other than the business of the Company, he shall promptly inform the Board of such engagement and the terms thereof.

Section 11.         Taxes.

The Company may withhold from any payments made under this Agreement all amounts required or authorized to be withheld by law including all applicable taxes.

Section 12.         Set Off; Mitigation.

Employee shall not be required to mitigate the amount of any payment provided for pursuant to this Agreement by seeking other employment or otherwise and the amount of any payment provided for pursuant to this Agreement shall not be reduced by any compensation earned as a result of Employee’s other employment or otherwise.

Section 13.         Successors and Assigns.

(a)           The Company. This Agreement shall inure to the benefit of and be enforceable by, and may be assigned by the Company to, any purchaser of all or substantially all of the Company's business or assets, any successor to the Company or any assignee thereof (whether direct or indirect, by purchase, merger, consolidation or otherwise).

(b)           Employee.  Employee's rights and obligations under this Agreement shall not be transferable by Employee by assignment or otherwise; provided, however, that if Employee shall die, all amounts then payable to Employee hereunder shall be paid in accordance with the terms of this Agreement to Employee's devisee, legatee or other designee or, if there be no such designee, to Employee’s estate.

Section 14.         Waiver and Amendments.

Any waiver, alteration, amendment or modification of any of the terms of this Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Board.  No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

Section 15.         Severability.

Subject to Section 8(g), if any covenants or such other provisions of this Agreement are found to be invalid or unenforceable by a final determination of a court of competent jurisdiction: (a) the remaining terms and provisions hereof shall be unimpaired, and (b) the invalid or unenforceable term or provision hereof shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision hereof.

Section 16.         Governing Law; Consent to Jurisdiction.

THIS AGREEMENT SHALL BE SUBJECT TO AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  IN ANY ACTION BROUGHT BY THE COMPANY UNDER OR RELATING TO THIS AGREEMENT, THE EMPLOYEE CONSENTS TO EXCLUSIVE JURISDICTION AND VENUE IN THE STATE COURTS OR UNITED STATES DISTRICT COURTS IN, AT THE ELECTION OF THE COMPANY, (A) NEW YORK, NEW YORK AND (B) ANY STATE AND COUNTY OF ANY COUNTRY IN WHICH THE COMPANY CONTENDS THAT THE EMPLOYEE HAS BREACHED THIS AGREEMENT.  IN ANY ACTION BROUGHT BY THE EMPLOYEE UNDER OR RELATING TO THIS AGREEMENT, THE COMPANY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE IN THE STATE COURTS OR UNITED STATES DISTRICT COURTS IN NEW YORK, NEW YORK.

Section 17.         Notices.

(a)           Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided, provided that, unless and until some other address be so designated, all notices or communications by Employee to the Company shall be mailed or delivered to the Company at its principal executive office, and all notices or communications by the Company to Employee may be given to Employee personally or may be mailed to Employee at Employee's last known address, as reflected in the Company's records.

(b)           Any notice so addressed shall be deemed to be given:  (i) if delivered by hand, on the date of such delivery; (ii) if mailed by courier or by overnight mail, on the first business day following the date of such mailing; and (iii) if mailed by registered or certified mail, on the third business day after the date of such mailing.

Section 18.         Section Headings.

The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof, affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 19.         Entire Agreement.

This Agreement constitutes the entire understanding and agreement of the parties hereto regarding the employment of Employee.  This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement.

Section 20.         Survival of Operative Sections.

The provisions of this Agreement shall survive to the extent necessary to give effect to the provisions hereof.

Section 21.         Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.  The execution of this Agreement may be by actual or facsimile signature.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

BLACKHAWK CAPITAL GROUP BDC, INC.

By:	/s/	Craig A. Zabala
	Name:	Craig A. Zabala
	Title:	President and Chief
Executive Officer

CRAIG A. ZABALA

/s/	Craig A. Zabala
Craig A. Zabala